UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
April 30, 2007
Date of Report (Date of earliest event reported)
PHOENIX TECHNOLOGIES LTD.
(Exact name of Registrant as specified in its charter)

Delaware	0-17111	04-2685985
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
915 Murphy Ranch Road, Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 570-1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2

Item 2.02 Results of Operations and Financial Condition.
On April 30, 2007, Phoenix Technologies Ltd. issued a press release announcing its financial results for the quarter ended March 31, 2007. Also, on April 30, 2007, Phoenix Technologies Ltd. held its financial announcement conference call.
A copy of the press release is furnished as Exhibit 99.1 to this report and a transcript of the financial announcement conference call is furnished as Exhibit 99.2 to this report.
The press release contains non-GAAP calculations of operating expenses, net income (loss) and net income (loss) per share that exclude stock-based compensation expense and restructuring charges, as well as other items. The Company’s management believes these non-GAAP financial measures provide meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation is excluded from non-GAAP financial results since it is a non-cash based charge. Restructuring costs are excluded from non-GAAP financial results since these are infrequent and non-recurring and therefore may not be considered directly related to our on-going business operations. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within the attached press release with their most directly comparable GAAP financial results.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Phoenix Technologies Ltd. Press Release dated April 30, 2007.

99.2	Transcript of Financial Announcement Conference Call held on April 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX TECHNOLOGIES LTD.
Dated: May 1, 2007	By:	/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary

Exhibit Index
(d)	Exhibits.

99.1	Phoenix Technologies Ltd. Press Release dated April 30, 2007.

99.2	Transcript of Financial Announcement Conference Call held on April 30, 2007.